UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, Ernest Ludy submitted his resignation as a member of the Board of Directors of NightHawk Radiology Holdings, Inc. (the “Company”). Mr. Ludy has informed the Company that his resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A press release announcing Mr. Ludy’s resignation was issued on February 27, 2008. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and it is incorporated by reference in its entirety.

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

In connection with Mr. Ludy’s resignation from the Board, Mr. Ludy also resigned as a member of the Audit Committee of the Board.

As a result of Mr. Ludy’s resignation from the Audit Committee of the Board, on February 27, 2008, the Company notified the Nasdaq Global Market that it no longer satisfies Nasdaq Marketplace Rule 4350(d)(2) which requires the Company’s Audit Committee to be comprised of at least three independent directors. According to Nasdaq Marketplace Rule 4350(d)(4), the Company has up to 180 days to regain compliance with this standard.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 28, 2008.